Financial Releases

Flushing Financial Corporation Promotes Frank Korzekwinski to Executive Vice President, Chief of Real Estate Lending

LAKE SUCCESS, N.Y. – December 21, 2006 – Flushing Financial Corporation (NASDAQ: FFIC) (the “Company”), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced that Francis Korzekwinski, age 44, has been named Executive Vice President, Chief of Real Estate Lending. Frank will take over responsibility for the Residential Mortgage and Servicing Operations, as well as his existing Commercial Real Estate Department. The announcement was made by John R. Buran, Flushing Financial’s President and Chief Executive Officer on behalf of Flushing’s Board of Directors.

Mr. Korzekwinski is a seasoned banking executive with over 19 years of experience in the banking industry. Prior to joining Flushing Savings Bank, he was a Vice President, Mortgage Officer at Bankers Federal Savings Bank, FSB for five years. From 1985 to 1988, he served as Vice President of Secondary Marketing for a mortgage banking company. Mr. Korzekwinski holds a BA in Business Administration from Long Island University, at C.W. Post College. In addition to his career in Banking, Frank continues to remain active in various community groups and professional associations. Currently, Frank serves on the Board of Directors of Holy Cross High School; and is an active member of both the Board of Realtors and the Real Estate Board of New York’s Finance Committee.

Mr. Buran stated: “Frank’s expertise in Real Estate lending has been critical to the growth of Flushing Savings Bank. He began his career with us in 1993 as an Assistant Vice President and quickly advanced to run the department. Frank is directly responsible for our entrée into a number of profitable niche markets, including the multi-family and construction businesses. His resourcefulness and ability to manage through a variety of business environments has helped him to grow his department into one of the most profitable in the Bank. Frank has been instrumental in building Flushing’s diversified portfolio of loans. I am very pleased to have him as a member of our management team and particularly happy to afford him this opportunity that he so richly deserves.”

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms.

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Flushing Financial Corporation

December 21, 2006

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Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (“FDIC”). The Bank conducts its business through banking offices located in Queens, Kings, Manhattan, and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

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CONTACT: Flushing Financial Corporation

David W. Fry, 718-961-5400

or

Van Negris & Company, Inc.

Van Negris / Lexi Terrero, 212-759-0290